UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2022
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
117 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Departure of Directors or Certain Officers; Election of Directors.

    On April 13, 2022, the Compensation Committee of the Board of Directors of Comstock Mining Inc. (the “Company”) authorized the following salary increases for the officers of the Company:

Last Name	First Name	Increase

DeGasperis	Corrado	$135,000
Kreisler	Kevin	$100,000
McCarthy	William	$100,000
Winsness	David	$100,000
Bobbili	Rahul	$100,000

Item 8.01 Other Events.
    On April 13, 2022, the Company entered into a purchase approximately 190 industrial acres in Lyon County, Nevada (the "Haywood Quarry”) for a total purchase price of $2.1 million. $50,000 of the purchase price was paid in cash and the remainder of the purchase price was paid via 1,500,000 shares of the Company's common stock. If such shares are sold for proceeds less than $2,050,000, then the Company will pay the seller cash equal to the shortfall. If such shares are sold for proceeds greater than $2,050,000, the seller will return cash or shares still held to the Company. Closing of the purchase of the Haywood Quarry will occur upon the seller's receipt of $2.1 million in cash.
On April 12, 2022, the Company entered into an equity purchase agreement (the “Purchase Agreement”) with Leviston Resources LLC (“Leviston”) for the purchase of up to $10,000,000 worth of shares of the Company’s common stock from time to time, at the Company’s option, on terms deemed favorable to the Company. Any shares offered and sold will be issued pursuant to the Company’s shelf registration statement on Form S-3 and the related prospectus (File No. 333-263930) filed by the Company with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Securities Act”). Sales of common stock, if any, under the Purchase Agreement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, at a discount of 10.0% to the volume weighted average sales price of the common stock on the date that Leviston receives a capital call from the Company. In consideration of Leviston’s agreement to enter the Purchase Agreement, the Company agreed to deliver additional shares of common stock with value of $300,000 to Leviston, for no additional consideration, on the first settlement date with respect to a put notice delivered by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: April 18, 2022	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer